The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-280083

SUBJECT TO COMPLETION, DATED FEBRUARY 18, 2025

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated June 10, 2024)

$

Eastman Chemical Company

5.000% Notes due 2029

We are offering $    principal amount of 5.000% notes due 2029, which we refer to as the “notes.” We will pay interest on the notes semi-annually on February 1 and August 1 of each year, beginning August 1, 2025. The notes will mature on August 1, 2029. The notes (i) have identical terms (other than the issue date and issue price) as, and will be treated as a single series with, the $500 million principal amount of our 5.000% notes due 2029 issued on August 1, 2024 (the “original 5.000% notes”), (ii) are expected to have the same CUSIP number as the original 5.000% notes and (iii) are expected to be fungible with the original 5.000% notes for U.S. federal income tax purposes. Upon the issuance of the notes offered hereby, the outstanding aggregate principal amount of the 5.000% notes will be $    .

We may redeem the notes, in whole or in part, at any time and from time to time prior to their maturity at the applicable redemption price described herein under “Description of Notes—Optional Redemption.” Upon the occurrence of a change of control triggering event with respect to the notes, we will be required to make an offer to repurchase the notes from holders at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest to, but excluding, the repurchase date. See “Description of Notes—Change of Control Triggering Event.” There will be no sinking fund for the notes.

The notes will be unsecured and will rank equally in right of payment with all our other unsecured and unsubordinated debt from time to time outstanding. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

See “Risk Factors” beginning on page S-9 of this prospectus supplement and in the documents we have incorporated by reference herein for a discussion of certain risks that you should consider in connection with an evaluation of an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to public		Underwriting discount		Proceeds, before expenses
Per note		%(1)		%		%(1)
Total	$		$		$

(1)	Plus accrued interest from and including February 1, 2025 to the date of settlement for the notes. The amount of accrued interest from February 1, 2025 to the date of settlement is $ .

We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system.

The underwriters expect to deliver the notes to purchasers through the book-entry delivery system of The Depository Trust Company for the benefit of its participants, including Euroclear Bank, S.A./N.V. and Clearstream Banking, société anonyme, on or about     , 2025.

Joint Book-Running Managers

BofA Securities		J.P. Morgan
Citigroup	Mizuho	Barclays	Scotiabank

The date of this prospectus supplement is     , 2025.

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of the notes. The second part, the accompanying prospectus, gives more general information, some of which may not apply to the notes. You should read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference that are described under “Incorporation of Documents by Reference” in this prospectus supplement and “Incorporation of Certain Documents by Reference” in the accompanying prospectus.

Unless otherwise specified or unless the context requires otherwise, all references in this prospectus supplement to “Eastman,” “we,” “us,” “our,” the “Company” or similar references mean Eastman Chemical Company and its consolidated subsidiaries. References in this prospectus supplement and the accompanying prospectus to “$” and “U.S. dollars” are to the currency of the United States or U.S. The financial information presented in this prospectus supplement and the accompanying prospectus has been prepared in accordance with generally accepted accounting principles in the U.S., or GAAP.

We have not and the underwriters have not authorized anyone to provide any information other than that which is contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus prepared by us or on our behalf to which we have referred you. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, and any free writing prospectus, is accurate only as of the respective dates of those documents in which the information is contained. Our business, financial condition, results of operations and prospects may have changed since those dates.

The notes are offered globally for sale only in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering or sale of the notes in some jurisdictions may be restricted by law. Persons outside the United States who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any applicable restrictions. This prospectus supplement and the accompanying prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or to any person to whom it is unlawful to make that offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. The SEC maintains a website at http://www.sec.gov that contains reports, proxy statements and other information regarding issuers, including us, who file electronically with the SEC. We also make available certain information filed by us with the SEC free of charge on or through our own website at http://www.eastman.com. Other than the SEC filings specifically incorporated by reference below, the information contained on or accessible through our website is not a part of or incorporated by reference into this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus contain summaries of information contained in some of the documents discussed in this prospectus supplement and the accompanying prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of certain of the documents referred to in this prospectus supplement and the accompanying prospectus have been filed with or are incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. If any contract, agreement or other document is filed or incorporated by reference as an exhibit to such registration statement, you should read the exhibit for a more complete understanding of the document.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus supplement and the accompanying prospectus. This means we can disclose information to you by referring you to another document we have filed with the SEC. This prospectus supplement incorporates by reference the following documents filed with the SEC but which we have not included or delivered with this prospectus supplement and the accompanying prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2024 filed on February 14, 2025; and

•

the portions of our Definitive Proxy Statement from our 2024 Annual Meeting of Stockholders filed on March 21, 2024 and incorporated by reference into our Annual Report for the year ended December 31, 2023.

We are also incorporating by reference any additional documents we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of this prospectus supplement until this offering of notes has been completed (other than any portion of the respective filings furnished, rather than filed, under applicable SEC rules, such as under Item 2.02 or Item 7.01 of Form 8-K). This additional information is a part of this prospectus supplement from the date of filing of those documents.

The information contained in this prospectus supplement and the accompanying prospectus should be read together with the information in the documents incorporated herein by reference.

Any statement made in this prospectus supplement, in the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

You may obtain copies of any of these filings from Eastman as described below or through the SEC’s website as described above. Documents incorporated by reference are available without charge, excluding all exhibits, unless an exhibit has been specifically incorporated by reference into such documents, by requesting them in writing or by telephone. Any requests should be directed to:

Eastman Chemical Company

P.O. Box 431

Kingsport, Tennessee 37662

Attention: Investor Relations

Telephone: (423) 229-2000

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made or incorporated by reference in this prospectus supplement and the accompanying prospectus are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act (Section 27A of the Securities Act and Section 21E of the Exchange Act). Forward-looking statements are all statements, other than statements of historical fact, that may be made by Eastman from time to time. In some cases, you can identify forward-looking statements by terminology such as “anticipates”, “believes”, “estimates”, “expects”, “intends”, “may”, “plans”, “projects”, “forecasts”, “will”, “would”, “could”, and similar expressions or expressions of the negative of these terms. Forward-looking statements may relate to, among other things, such matters as planned and expected capacity increases and utilization; anticipated capital spending; expected depreciation and amortization; environmental matters and opportunities (including potential risks associated with physical and transitional impacts of climate change and related voluntary and regulatory carbon requirements); exposure to and effects of hedging raw material and energy prices and costs and foreign currencies exchange and interest rates; disruption or interruption of operations and of raw material or energy supply (including as a result of cyber-attacks or other breaches of our information security systems); global and regional economic, political, and business conditions, including heightened inflation, capital market volatility, interest rate and currency fluctuations, and economic slowdown or recession; competition; growth opportunities; supply and demand, volume, price, cost, margin and sales; pending and future legal proceedings; earnings, cash flow, dividends, stock repurchases and other expected financial results, events, decisions, and conditions; expectations, strategies, and plans for individual assets and products, businesses, and operating segments, as well as for the whole of Eastman; cash sources and requirements and uses of available cash; financing plans and activities; pension expenses and funding; credit ratings; anticipated and other future restructuring, acquisition, divestiture, and consolidation activities; cost reduction and control efforts and targets; the timing and costs of, benefits from the integration of, and expected business and financial performance of acquired businesses, as well as the subsequent impairment assessments of acquired long-lived assets; strategic, technology, and product innovation initiatives and development, production, commercialization and acceptance of new products, services and technologies and related costs; asset, business, and product portfolio changes; and expected tax rates and interest costs.

Forward-looking statements are based upon certain underlying assumptions as of the date such statements were made. Such assumptions are based upon internal estimates and other analyses of current market conditions and trends, management expectations, plans, and strategies, economic conditions, and other factors. Forward-looking statements and the assumptions underlying them are necessarily subject to risks and uncertainties inherent in projecting future conditions and results. Actual results could differ materially from expectations expressed in the forward-looking statements if one or more of the underlying assumptions and expectations proves to be inaccurate or is unrealized. The known material factors, risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements are identified and discussed under the heading “Risk Factors” in this prospectus supplement and “Part I—Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated herein by reference, and any risk factors included or described in our other periodic reports and in other information that we may file with the SEC from time to time and which are incorporated by reference into this prospectus supplement. Other factors, risks, or uncertainties of which management is not aware, or presently deems immaterial, could also cause actual results to differ materially from those in the forward-looking statements.

We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus supplement in the case of forward-looking statements contained in this prospectus supplement, or the dates of the accompanying prospectus or any documents incorporated by reference herein or therein in the case of forward-looking statements made in the accompanying prospectus or such incorporated documents. Except as may be required by law, we undertake no obligation to update or alter these forward-looking statements, whether as a result of new information, future events, or otherwise.

SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information you should consider when making your investment decision. We urge you to read all of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including our consolidated financial statements and accompanying notes, carefully to gain a fuller understanding of our business and the terms of the notes, as well as some of the other considerations that may be important to you, before making your investment decision. You should pay special attention to the section in this prospectus supplement entitled “Risk Factors” and the information under the headings “Risk Factors” and “Forward-Looking Statements” contained in our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated herein by reference.

Eastman Chemical Company

Eastman is a global specialty materials company that produces a broad range of products found in items people use every day. Eastman began business in 1920 for the purpose of producing chemicals for Eastman Kodak Company’s photographic business and became a public company, incorporated in Delaware, on December 31, 1993. Eastman has 36 manufacturing facilities and has equity interests in three manufacturing joint ventures in 12 countries that supply products to customers throughout the world. The Company’s headquarters and largest manufacturing facility are located in Kingsport, Tennessee. With a robust portfolio of specialty businesses, Eastman works with customers to deliver innovative products and solutions with commitment to safety and sustainability.

Eastman uses an innovation-driven growth model which consists of leveraging world class scalable technology platforms, delivering differentiated application development capabilities, and relentlessly engaging the market. The Company’s world class technology platforms form the foundation of sustainable growth by differentiated products through significant scale advantages in research and development and global market access. Eastman’s businesses are managed and reported in four operating segments: Advanced Materials, Additives & Functional Products, Chemical Intermediates, and Fibers.

Eastman’s principal executive offices are located at 200 South Wilcox Drive, Kingsport, Tennessee 37662, and its phone number at that address is (423) 229-2000.

THE OFFERING

The following summary contains information about the notes and the offering and is not intended to be complete. For a more complete understanding of the notes, please refer to the section in this prospectus supplement entitled “Description of Notes” and the section in the accompanying prospectus entitled “Description of Debt Securities.” Unless the context requires otherwise, all references to “we” and the “Company” in this “Summary—The Offering” section refer only to Eastman Chemical Company and not its subsidiaries.

Issuer	Eastman Chemical Company

Notes Offered	$ aggregate principal amount of additional 5.000% notes due 2029, which will be treated as a single series with the original 5.000% notes and will have the same terms (other than the date of issue and the initial price). The notes are expected to have the same ISIN and CUSIP number as other outstanding original 5.000% notes in the series.

Issue Price	% plus accrued interest from and including February 1, 2025 to the date of settlement for the notes. The amount of accrued interest from February 1, 2025 to the date of settlement is $ .

Maturity Date	The notes will mature on August 1, 2029.

Interest	The notes will bear interest at a rate of 5.000% per year.

Interest Payment Dates	We will pay interest on the notes semi-annually on February 1 and August 1 of each year, beginning August 1, 2025.

Qualified Reopening	We expect to treat the notes offered hereby as issued in a “qualified reopening” of the original 5.000% notes issued on August 1, 2024 for U.S. federal income tax purposes. If the notes are so treated, they will be considered to have the same issue date and issue price as the original 5.000% notes for U.S. federal income tax purposes and will be fungible with the original 5.000% notes for such purposes. See “United States Federal Income Tax Considerations” below.

Ranking	The notes:

•	will be unsecured;

•	will rank equally in right of payment with all our existing and future unsecured and unsubordinated debt;

•	will be senior to any of our future subordinated debt;

•	will be effectively subordinated to any of our future secured debt to the extent of the value of the assets securing such debt; and

•	will be structurally subordinated to all existing and future liabilities of our subsidiaries.

As of December 31, 2024, we had approximately $5.0 billion of debt that would rank equally with the notes, and our subsidiaries had no debt that would be structurally senior in right of repayment to our obligations under the notes.

Optional Redemption	At our option, we may redeem any or all of the notes, in whole at any time or in part from time to time, at the applicable redemption price described under “Description of Notes — Optional Redemption” in this prospectus supplement.

Change of Control Triggering Event	Upon the occurrence of a Change of Control Triggering Event (as defined in this prospectus supplement), the holders of the notes will have the right to cause us to repurchase all or a portion of the notes at a price equal to 101% of the principal amount of the notes plus accrued and unpaid interest to, but excluding, the date of repurchase. See “Description of Notes—Change of Control Triggering Event.”

Covenants	The indenture (as defined in this prospectus supplement) under which the notes will be issued contains covenants that, among other things, restrict our ability to:

•	incur certain secured indebtedness;

•	enter into sale and leaseback transactions; and

•	consolidate, merge or transfer all or substantially all of our assets and the assets of our subsidiaries on a consolidated basis.

These covenants are subject to important exceptions and qualifications, which are described in this prospectus supplement and the accompanying prospectus. For a more detailed description, see “Description of Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.

Issuance of Additional Notes	We may create and issue additional notes ranking equally and ratably with the notes in all respects, except for any differences in the issue date, price to the public, interest accrued prior to the issue date of such additional notes and the initial interest payment date, so that such additional notes shall be consolidated with the notes offered hereby, including for purposes of voting and redemptions, provided that if such additional notes are not fungible for U.S. federal income tax purposes, such additional notes will have a different CUSIP number from the notes offered hereby.

Form and Denomination	The notes will be issued in fully registered form in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

Use of Proceeds	We expect that we will receive approximately $ in net proceeds from this offering, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, capital expenditures, the repayment of other indebtedness outstanding from time to time, and other matters in connection with the implementation of our strategic initiatives. See “Use of Proceeds.”

Certain U.S. Federal Income Tax Considerations	You should consult your tax advisor with respect to the U.S. federal, state, local and non-U.S. tax considerations in connection with owning and disposing of the notes. See “Certain U.S. Federal Income Tax Considerations.”

Risk Factors	You should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” beginning on page S-8, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding whether to invest in the notes.

Governing Law	The notes will be, and the indenture is, governed by the laws of the State of New York.

Trustee	Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association

RISK FACTORS

You should carefully consider the risks and uncertainties described below as well as any cautionary language or other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risks described under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated herein by reference, before deciding whether to invest in the notes. The risks described therein or set forth below are those that we consider to be the most significant to your decision whether to invest in the notes. If any of the events described below occurs, the value of your investment in the notes could decline, and, in some cases, we may not be able to make payments on the notes, and this could result in your losing all or part of your investment.

The notes will be effectively subordinated to the existing and future liabilities of our subsidiaries and to any secured debt we may incur in the future to the extent of the assets securing the same and, therefore, your right to receive payments on the notes will be effectively junior to claims of our subsidiaries’ creditors and to the lenders under secured debt agreements.

Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the notes. In addition, any payment of dividends, loans or advances by our subsidiaries could be subject to statutory or contractual restrictions. Our right to receive any assets of any of our subsidiaries upon its bankruptcy, liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if we are a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any debt of our subsidiaries senior to that held by us. At December 31, 2024, our subsidiaries had no debt.

The notes will not be secured by any of our assets. If we become insolvent or are liquidated, or if payment under any of the agreements governing any secured debt we may incur in the future is accelerated, the lenders under such secured debt agreements would be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to agreements governing that debt. Accordingly, those lenders would have a prior claim on our assets to the extent of their liens thereon. In that event, because the notes are not secured by any of our assets, it is possible that there would be no assets remaining from which claims of the holders of notes could be satisfied or, if any assets remain, the remaining assets may be insufficient to satisfy those claims in full.

Our credit ratings may not reflect all risks of your investment in the notes.

Any credit ratings assigned to the notes will be limited in scope and will not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. We cannot assure you that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agency if, in such rating agency’s judgment, circumstances so warrant. Agency credit ratings are not a recommendation to buy, sell, or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under review for a downgrade, could affect the market value of the notes and increase our corporate borrowing costs.

We may not have the funds necessary to finance the change of control repurchase offer required by the indenture.

Upon the occurrence of a Change of Control Triggering Event (as defined under the heading “Description of Notes—Change of Control Triggering Event”) with respect to the notes, we will be required to make an offer to repurchase all of the outstanding notes at a repurchase price equal to 101% of their principal amount plus accrued and unpaid interest to the date of repurchase. We cannot assure you that we will have sufficient funds available to make any required repurchases of the notes. Any failure to repurchase the notes in those circumstances would constitute a default under the indenture governing the notes. A default could result in the acceleration of the principal and interest on all the notes.

There are limited covenants in the indenture governing the notes, which could adversely impact your investment in the notes.

While the indenture and the notes contain terms intended to provide protection to holders of notes upon the occurrence of certain events involving significant corporate transactions and our creditworthiness, such terms are limited and may not be sufficient to protect your investment in the notes.

The definition of “Change of Control” contemplates, among other things, the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets taken as a whole. Although there is limited case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets taken as a whole to another person or group may be uncertain.

The definition of the term “Change of Control Triggering Event” does not cover a variety of transactions (such as acquisitions by us or recapitalizations) that could negatively affect the value of the notes. If we were to enter into a significant corporate transaction that would negatively affect the value of the notes but would not constitute a Change of Control Triggering Event, we would not be required to offer to repurchase the notes prior to their maturity.

Furthermore, the indenture and the notes do not, and will not, among other things:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

•	limit our ability to incur debt that is equal in right of payment to the notes;

•	limit the ability of our subsidiaries to incur unsecured debt, which will be structurally senior to the notes;

•

limit our ability, or the ability of our subsidiaries, to incur debt that is secured in any manner other than by any Principal Property (as defined under the heading “Description of Notes—Restrictions on Secured Debt”);

•	restrict our ability to repurchase or prepay any other of our securities or other debt;

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes; or

•	limit our ability to sell, merge or consolidate any of our unrestricted subsidiaries.

For a further discussion of the terms of the indenture and the notes, see the information under the heading “Description of Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.

There may not be a public market for the notes.

We do not intend to list the notes on any securities exchange or to include the notes in any automated quotation system. The notes offered hereby will represent a reopening of, have the same terms as and form part of a single series with the original 5.000% notes. Any market that has developed in the original 5.000% notes may not be maintained. If the notes are traded, they may trade at a discount from their offering price, depending on prevailing interest rates, the market for similar securities, the time remaining to the maturity of the notes, our performance and other factors. To the extent that an active trading market does not develop, you may not be able to resell your notes at the prices you paid or at all.

The underwriters have advised us that they currently intend to maintain a market in the notes, but they are not obligated to do so and may cease market-making at any time in their sole discretion without notice.

USE OF PROCEEDS

We expect that we will receive approximately $    million in net proceeds from this offering, after deducting the underwriting discount and estimated offering expenses payable by us and excluding accrued interest on the notes.

We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, capital expenditures, the repayment of other indebtedness outstanding from time to time, and other matters in connection with the implementation of our strategic initiatives.

DESCRIPTION OF NOTES

The notes being offered hereby represent a reopening of, have the same terms as and form part of a single series with the original 5.000% notes. The notes will be issued under an indenture, dated June 5, 2012, by and between Eastman Chemical Company and Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as trustee (the “indenture”). The following description is only a summary of the material provisions of the notes and does not purport to be complete. This summary is subject to and is qualified in its entirety by reference to all the provisions of the indenture, including the definitions of the terms used in the indenture and those terms made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended. You should read the documents in their entirety because they, and not this description, will define your rights as a holder of the notes. The indenture is filed as an exhibit to our Registration Statement on Form S-3 filed on June 10, 2024, which is available as described under the heading “Where You Can Find More Information.”

Unless the context requires otherwise, all references to “we” and the “Company” in this “Description of Notes” section include only Eastman Chemical Company and not its subsidiaries. The following description of the particular terms of the notes offered hereby supplements the general Description of Debt Securities set forth in the accompanying prospectus.

General

The notes will be issued in an initial aggregate principal amount of $    and will mature on August 1, 2029. The notes offered by this prospectus supplement represent a reopening of, have the same terms as and form part of a single series with the original 5.000% notes. The notes are expected to have the same ISIN and CUSIP number as, and upon closing are expected to be fully fungible (including for U.S. federal income tax purposes) and trade interchangeably with, other outstanding original 5.000% notes in the series. Upon completion of this offering, the aggregate principal amount of outstanding notes by this series will be $   . The notes will be issued only in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will not be entitled to any sinking fund.

Interest on the notes will accrue at a rate of 5.000% per annum, and interest on the notes will accrue from February 1, 2025, or from the most recent date from which interest has been paid or provided for. Interest on the notes will be payable semi-annually on February 1 and August 1 of each year, beginning on August 1, 2025, to the persons in whose names the notes are registered in the security register at the close of business on the January 17 or July 17 preceding the relevant interest payment date, except that interest payable at maturity shall be paid to the same persons to whom principal of the notes is payable. Interest will be computed on the notes on the basis of a 360-day year of twelve 30-day months. The interest payment made with respect to the notes on August 1, 2025 will include accrued interest from and including February 1, 2025 to the date of settlement for the notes.

If any interest payment date, maturity date or redemption date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay.

We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system.

Optional Redemption

Prior to July 1, 2029 (one month prior to their maturity date (the “Par Call Date”)), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•

(1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the date of redemption, and

•	(2) 100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

For purposes of the foregoing discussion of an optional redemption, the following definitions are applicable:

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.

Notice of any redemption of notes may, at our discretion, be given subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction that is pending (such as an equity or equity-linked offering, an incurrence of indebtedness or an acquisition or other strategic transaction involving a change of control in us or another entity). If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or otherwise waived on or prior to the business day immediately preceding the relevant redemption date.

We shall notify holders of any such rescission as soon as practicable after we determine that such conditions precedent will not be able to be satisfied or we are not able or willing to waive such conditions precedent, in each case subject to policies and procedures of DTC (or any successor depositary). In any event, we shall provide written notice to the trustee prior to the close of business on the business day prior to the relevant redemption date if any such redemption has been rescinded or delayed, and upon receipt of such notice the trustee, at the expense of the Company, shall provide such notice to each holder of the notes in the same manner in which the notice of redemption was given. Once notice of redemption is mailed or sent, subject to the satisfaction of any conditions precedent provided in the notice of redemption, the notes called for redemption will become due and payable on the redemption date and at the applicable redemption price as set forth above under “—Optional Redemption.”

In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed and the CUSIP number of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or the portion of the notes called for redemption.

Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event with respect to the notes, unless we have exercised our right to redeem the notes as described under “—Optional Redemption” in accordance with the indenture, each holder of such notes will have the right to require us to purchase all or a portion (equal to $2,000 or any multiple of $1,000 in excess thereof) of such holder’s notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (the “Change of Control Payment”), subject to the rights of holders of such notes on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following the date upon which the Change of Control Triggering Event occurred with respect to the notes, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to deliver written notice to each holder of such notes, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if delivered prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, we will, to the extent lawful:

•	accept or cause a third party to accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

•	deposit or cause a third party to deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•

deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being repurchased and that all conditions precedent to the Change of Control Offer and to the repurchase by us of notes pursuant to the Change of Control Offer have been complied with.

The paying agent will be required to promptly mail to each holder who properly tendered such notes the purchase price for such debt securities, and the trustee will be required to promptly authenticate and mail (or cause to be transferred by book-entry) to each such holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or a multiple of $1,000 in excess thereof.

We will not be required to make a Change of Control Offer with respect to the notes if (i) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer otherwise required to be made by us and such third party purchases all such notes properly tendered and not withdrawn under its offer or (ii) a notice of redemption has been given to the holders of all such notes in accordance with the terms of the indenture, unless and until there is a default in payment of the redemption price. A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place of the Change of Control at the time of making of the Change of Control Offer.

We will comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.

For purposes of the foregoing discussion of a Change of Control Offer, the following definitions are applicable:

“Below Investment Grade Rating Event” means the notes cease to be rated Investment Grade by each of the Rating Agencies on any date during the period (the “Trigger Period”) commencing on the earlier of (a) the occurrence of a Change of Control and (b) the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following the consummation of such Change of Control (which

Trigger Period will be extended if the rating of the notes is under publicly announced consideration for possible downgrade by any Rating Agency on such 60th day, such extension to last with respect to each Rating Agency until the date on which such Rating Agency considering such possible downgrade either (x) rates the notes below Investment Grade or (y) publicly announces that it is no longer considering the notes for possible downgrade; provided, that no such extension will occur if on such 60th day the notes are rated Investment Grade and not subject to review for possible downgrade by any Rating Agency); provided, that a rating event will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of a Change of Control Triggering Event) if each Rating Agency making the reduction in rating does not publicly announce or confirm or informs the trustee in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control (whether or not the applicable Change of Control has occurred at the time of the Below Investment Grade Rating Event).

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” as such term is used in Section 13(d)(3) of the Exchange Act, such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

“Change of Control” means the occurrence of any of the following after the date of issuance of the notes:

•

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of its Subsidiaries;

•

the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act, it being agreed that an employee of the Company or any of its Subsidiaries for whom shares are held under an employee stock ownership, employee retirement, employee savings or similar plan and whose shares are voted in accordance with the instructions of such employee shall not be a member of a “group” (as that term is used in Section 13(d)(3) of the Exchange Act) solely because such employee’s shares are held by a trustee under said plan) becomes the ultimate Beneficial Owner, directly or indirectly, of our Voting Stock representing more than 50% of the voting power of our outstanding Voting Stock;

•

we consolidate with, or merge with or into, any Person, or any Person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where our Voting Stock outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, Voting Stock representing more than 50% of the voting power of the Voting Stock of the surviving Person or its parent immediately after giving effect to such transaction; or

•

during any period of 24 consecutive calendar months, the majority of the members of our board of directors shall no longer be composed of individuals (a) who were members of our board of directors on the first day of such period or (b) whose election or nomination to our board of directors was approved by individuals referred to in clause (a) above constituting, at the time of such election or nomination, at least a majority of our board of directors or, if directors are nominated by a committee of our board of directors, constituting at the time of such nomination, at least a majority of such committee.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (i) we become a direct or indirect wholly-owned Subsidiary of a holding company and (ii) the direct or indirect holders of the

Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us under the circumstances permitting us to select a replacement agency and in the manner for selecting a replacement agency, in each case as set forth in the definition of “Rating Agency.”

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agency” means each of Moody’s and S&P; provided, that if any of Moody’s or S&P ceases to provide rating services to issuers or investors, we may appoint another “nationally recognized statistical rating organization” (as defined under the Exchange Act) as a replacement for such Rating Agency; provided, that we shall give written notice of such appointment to the trustee.

“S&P” means Standard & Poor’s Ratings Services, a division of S&P Global Inc., and its successors.

“Voting Stock” of any specified Person as of any date means the capital stock (or comparable equity interests) of such Person that is at the time entitled to vote generally in the election of the board of directors (or members of the governing body) of such Person.

For purposes of the notes, the following definition is applicable:

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Eastman and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Certain Covenants

The indenture contains, among others, the following covenants:

Restrictions on Secured Debt

Under the indenture, we will not, and we will not permit any Restricted Subsidiary (as defined below) to, incur, issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (“Debt”), secured by pledge of, or mortgage or lien on, any Principal Property (as defined below) of the Company or any Restricted Subsidiary, or any shares of stock of or Debt of any Restricted Subsidiary (such pledges, mortgages and liens being called “Mortgage” or “Mortgages” and such debt secured by such Mortgages being called “Secured Debt”), without effectively providing that the notes (together with, if we shall so determine, any other indebtedness of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the notes) shall be secured equally and ratably with (or prior to) such Secured Debt, so long as such Secured Debt shall be so secured, unless after giving effect thereto, the aggregate amount of all such Secured Debt plus all Attributable Debt (as defined below) of the Company and our Restricted Subsidiaries in respect of any Sale and Leaseback Transaction (as defined below) would not exceed 15% of Consolidated Net Tangible Assets calculated as of the date of the creation or incurrence of such Secured Debt; provided, however, that this restriction shall not apply to, and there shall be excluded from Secured Debt in any computation under such restriction, indebtedness secured by:

•	Mortgages on such property or shares of stock or Debt existing as of , 2025;

•	Mortgages securing only notes issued under the indenture;

•

Mortgages on such property or shares of stock of or Debt of, any Person, which Mortgages are existing at the time (i) such Person became a Restricted Subsidiary, (ii) such Person is merged into or consolidated with the Company or any Subsidiary or (iii) we or a Subsidiary merges into or consolidates with such Person (in a transaction in which such Person becomes a Restricted Subsidiary), which Mortgage was not incurred in anticipation of such transaction and was outstanding prior to such transaction;

•	Mortgages in favor of us or any Restricted Subsidiary;

•	Mortgages in favor of any governmental body to secure progress, advance or other payments pursuant to any contract or provision of any statute;

•	Mortgages on such property or shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation);

•

Mortgages on such property or shares of stock or Debt to secure the payment of all or any part of the purchase price or construction cost thereof or to secure any Debt incurred prior to, at the time of, or within 180 days after, the acquisition of such property or shares or Debt, the completion of any construction or the commencement of full operation, for the purpose of financing all or any part of the purchase price or construction cost thereof;

•	Mortgages incurred in connection with a Sale and Leaseback Transaction satisfying the provisions under “—Limitations on Sale and Leaseback Transactions”;

•

Mortgages on receivables, leases, other financial assets, and any assets related thereto, incurred in connection with any transaction or series of transactions entered into by the Company or any of its Subsidiaries in order to monetize or otherwise finance a pool (which may be fixed or revolving) of receivables, leases or other financial assets (including, without limitation, financing contracts) or other transactions evidenced by receivables purchase agreements, including, without limitation, factoring agreements and other similar agreements pursuant to which receivables, leases, other financial assets, and any assets related thereto, are sold at a discount (in each case whether now existing or arising in the future) and which may include a grant of a security interest in any such receivables, leases, other financial assets (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto, including all collateral securing such receivables, leases, or other financial assets, all contracts and all guarantees or other obligations in respect thereof, proceeds thereof and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving receivables, leases, or other financial assets or other transactions evidenced by receivables purchase agreements, including, without limitation, factoring agreements and other similar agreements pursuant to which receivables are sold at a discount; and

•

any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Mortgage referred to in the foregoing bullet points; provided that such extension, renewal or replacement Mortgage shall be limited to all or a part of the same such property or shares of stock or Debt that secured the Mortgage extended, renewed or replaced (plus improvements on such property).

Limitations on Sale and Leaseback Transactions

Under the indenture, we will not, and we will not permit any Restricted Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including us or any Restricted Subsidiary) or to which any such lender or investor is a party, providing for the leasing by us or a Restricted Subsidiary for a period, including renewals, in excess of three years of any Principal Property the ownership of which has been or is to be sold or transferred, more than 180 days after the completion of construction and commencement of full operation thereof, by us or such Restricted Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property (referred to as a “Sale and Leaseback Transaction”) unless either:

•

we or such Restricted Subsidiary could create Secured Debt pursuant to the provisions described under “—Restrictions on Secured Debt” on the Principal Property to be leased in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing notes issued under the indenture; or

•

(a) the net proceeds of the sale or transfer of the Principal Property leased pursuant to such Sale and Leaseback Transaction is at least equal to the fair market value of such Principal Property and (b) within 180 days after such sale or transfer shall have been made by us or by a Restricted Subsidiary, we apply an amount not less than the greater of (i) the net proceeds of the sale of the Principal Property leased pursuant to such arrangement or (ii) the fair market value of the Principal Property so leased at the time of entering into such arrangement (as evidenced by an officers’ certificate) to the retirement of Funded Debt (as defined below) of the Company; provided that the amount to be applied to the retirement of Funded Debt of the Company shall be reduced by (x) the principal amount of notes issued under the indenture delivered within 180 days after such sale to the trustee for retirement and cancellation, and (y) the principal amount of Funded Debt other than notes issued under the indenture voluntarily retired by us within 180 days after such sale. No retirement referred to in this bullet point may be effected by payment.

Limitation on Mergers, Consolidation and Sales of Assets

The indenture provides that we may not consolidate or merge with or into, or sell, lease or convey all or substantially all of our assets in any one transaction or series of transactions to any other corporation, unless:

•

the resulting, surviving or transferee Person is either the Company or is a corporation, partnership, trust or other entity organized under the laws of the U.S., any state therein or the District of Columbia and expressly assumes by supplemental indenture all of our obligations under the indenture and the notes of each series issued under the indenture; and

•

immediately after giving effect to the transaction, with respect to each series of notes issued under the indenture, no Event of Default (as defined below) or event which with notice or lapse of time would be an Event of Default has occurred and is continuing.

The successor will be substituted for us in the indenture with the same effect as if it had been an original party to such indenture. Thereafter, the successor may exercise the rights and powers of the Company under the indenture.

Certain Definitions

“Attributable Debt” means, as to any lease in respect of a Sale and Leaseback Transaction under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (or, if earlier, the first date upon which such lease may be terminated without penalty), discounted from the respective due dates thereof to such date at the rate per annum borne by notes issued under the indenture, compounded annually. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. Unless the Company elects to calculate the total amount of rent required to be paid through the first date upon which such lease may be terminated without penalty (if such a provision exists), in the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (1) all current liabilities, except for (a) notes and loans payable, (b) current maturities of long-term debt and (c) current maturities of obligations under capital leases and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles in the U.S. as in effect from time to time.

“Funded Debt” means all indebtedness for money borrowed having a maturity of more than 12 months from the date of the most recent balance sheet of the Company and its consolidated Subsidiaries or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from the date of such balance sheet at the option of the borrower.

“Principal Property” means any single parcel of real estate, any single manufacturing plant or any single warehouse owned or leased in connection with a Sale and Leaseback Transaction by the Company or any Subsidiary which is located within the U.S. and the net book value of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets, other than any such manufacturing plant or warehouse or portion thereof (1) which is a pollution control or other facility financed by obligations issued by a state or local government unit and described in Sections 141(a), 142(a)(5), 142(a)(6), 142(a)(10) or 144(a) of the Internal Revenue Code (or their successor provisions) or by any other obligations the interest of which is excluded under Section 103 of the Internal Revenue Code (or its successor provision), or (2) which, in the opinion of our board of directors is not of material importance to the total business conducted by the Company and its Subsidiaries taken as a whole.

“Restricted Subsidiary” means a wholly-owned Subsidiary of the Company substantially all of the assets of which are located in the U.S. (excluding territories or possessions) and which owns a Principal Property; provided, however, that the term Restricted Subsidiary shall not include any Subsidiary that is principally engaged in (1) the business of financing; (2) the business of owning, buying, selling, leasing, dealing in or developing real property; or (3) the business of exporting goods or merchandise from or importing goods or merchandise into the U.S.

“Subsidiary” means a corporation more than 50% of the outstanding Voting Stock (as defined above) of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

Issuance of Additional Notes

The indenture provides that we may, without the consent of the holders of the notes, increase the principal amount of notes by issuing additional notes in the future on the same terms and conditions, except for any differences in the issue date, price to the public, interest accrued prior to the issue date of such additional notes, and the initial interest payment date, and with the same CUSIP number as the notes offered hereby, provided that if such additional notes are not fungible for U.S. federal income tax purposes, such notes will have a different CUSIP number than the notes offered hereby. The notes offered by this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and any additional notes would rank equally and ratably and would be treated as a single class for all purposes under the indenture. No additional notes may be issued if any Event of Default has occurred and is continuing with respect to the notes.

Ranking

The notes will be our unsecured unsubordinated obligations and will rank on a parity in right of payment with all our other unsecured and unsubordinated debt for borrowed money. The notes will be effectively subordinated to any of our future secured debt to the extent of the value of the assets securing such debt. As of December 31, 2024, we had approximately $5.0 billion of debt that would rank equally with the notes.

The notes will not be guaranteed by any of our Subsidiaries and will therefore be structurally subordinated to all existing and future debt and other obligations, including trade payables, of our Subsidiaries. As of December 31, 2024, our Subsidiaries had no debt that would be structurally senior in right of payment to our obligations under the notes.

The indenture does not limit the incurrence by us or our Subsidiaries of other unsecured debt and does not limit the incurrence of secured debt by our Subsidiaries which are not Restricted Subsidiaries. The indenture does not and the terms of the notes will not contain any covenants (other than those described herein) designed to afford holders of any notes protection in a highly leveraged or other transaction involving us that may adversely affect holders of the notes.

Modification and Waiver

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of the notes to:

•	cure any ambiguity or correct any inconsistency in the indenture or any supplement thereto;

•	secure the debt securities of any series, including the notes;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of all or any series of debt securities, including the notes;

•	provide for the issuance of, and terms of, new debt securities of any series, including the notes, as permitted under the indenture;

•

provide for uncertificated debt securities or to comply with the provisions of any clearing system or requirements of the trustee relating to transfers or exchanges of the debt securities, including the notes;

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

•	evidence and provide for the acceptance of appointment by a successor trustee;

•

in the case of subordinated debt securities, make any change relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness, provided that such change is made in accordance with the provisions of such senior debt securities;

•	add any guarantees with respect to the debt securities of any series, including the notes;

•

conform the text of the indenture or the debt securities of any series, including the notes, to any provision of the section entitled “Description of Notes” included in this prospectus supplement or in the section entitled “Description of Debt Securities” in the accompanying prospectus; or

•

make any change that we may deem necessary or desirable, provided that such provisions do not materially adversely affect the legal rights of any holder of the debt securities of the applicable series, including the notes.

The indenture provides that modifications and amendments of the indenture that may adversely affect the interests of the holders may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of all of the debt securities of each applicable series then outstanding affected by such modification or amendment, including, if applicable the notes (treated as a single class); provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security (including, if applicable, the notes) affected by the modification or amendment:

•	change the stated maturity of the principal of any debt security;

•	reduce the principal amount or premium, if any, on any debt security;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, premium, if any, or interest is payable;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due;

•	reduce the percentage in principal amount of debt securities of any series outstanding whose consent is required for any modification of the indenture; or

•	modify such amendment provisions, subject to certain exceptions.

The holders of not less than a majority in aggregate principal amount of all of the debt securities of each applicable series outstanding affected thereby, including, if applicable, the notes, (treated as a single class), by written notice to the trustee, may on behalf of the holders of all debt securities waive compliance by us with certain restrictive provisions of the indenture with respect to such series. The holders of a majority in aggregate principal amount of all of the debt securities of each applicable series outstanding affected thereby, including, if applicable, the notes, (treated as a single class) may on behalf of the holders of all debt securities waive any past default under the indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security of each series affected.

With respect to any series of debt securities, including the notes, the consent or waiver, as the case may be, of holders of debt securities of such series required or permitted under the indenture, as the case may be, if we so determine, may also be obtained from the holders of a majority in principal amount of the debt securities of that series.

The indenture provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities of any or all series including, if applicable, the notes, have given any request, demand, authorization, direction, notice, consent, waiver or other action under the indenture as of any date, certain debt securities, including those for whose payment or redemption money has been deposited or set aside in trust for the holders and those that have been fully defeased pursuant to the indenture, which is described in the accompanying prospectus in “—Discharge, Defeasance and Covenant Defeasance,” will not be deemed to be outstanding.

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled including, if applicable, the notes, to give any request, demand, authorization, direction, notice, consent, waiver or other action under the indenture, in the manner and subject to the limitations provided in the indenture. If a record date is set for any action to be taken by holders, such action may be taken only by persons who are holders of outstanding debt securities of any series on the record date.

Concerning the Trustee

Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, is the trustee under the indenture. We may, from time to time, borrow from or maintain deposit accounts and conduct other banking transactions with the trustee or its affiliates in the ordinary course of business. The trustee assumes no responsibility for the accuracy or completeness of the information concerning the Company or its affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

Governing Law

The indenture is, and the notes will be, governed by and construed in accordance with the internal laws of the State of New York.

Book-Entry Procedures

As described more fully in the accompanying prospectus, the notes will be deposited with the trustee on behalf of The Depository Trust Company (the “Depositary”), in the form of one or more global notes. As long as the Depositary is the depositary for the notes, you may hold interests in the notes through participants in the Depositary, including Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, S.A./N.V., as operator of the Euroclear System (“Euroclear”). Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the Depositary’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the notes made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on the one hand, and other participants in the Depositary, on the other hand, would also be subject to the rules and procedures of the Depositary.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the notes through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both the Depositary and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

If the Depositary notifies us at any time that it is unwilling or unable to continue as Depositary and a successor Depositary is not appointed within 90 days of such notice or the Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor Depositary is not appointed within 90 days, we will issue notes in certificated form in exchange for global notes. The indenture permits us to determine at any time and in our sole discretion that notes shall no longer be represented by global notes. We would issue definitive certificates in exchange for any beneficial interests withdrawn. We will also issue notes in certificated form in exchange for global notes if such exchange is made upon request by or on behalf of the Depositary for such global notes in accordance with customary procedures, following the request of a Beneficial Owner seeking to exercise or enforce its rights under the notes.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to the ownership and disposition of the notes. It is not a complete analysis of all the potential tax considerations relating to the notes. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated under the Code, and currently effective administrative rulings and judicial decisions, all relating to the U.S. federal income tax treatment of debt instruments as of the date hereof. These authorities may be changed, perhaps with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below.

This discussion is limited to beneficial owners of notes who purchase notes in this offering at the offering price listed under the heading “The Offering—Issue Price” and who will hold the notes as capital assets. This summary does not address the tax considerations arising under the laws of any non-U.S., state or local jurisdiction. In addition, this discussion does not address all tax considerations that may be applicable to your particular circumstances or to you if you are a person subject to special tax rules, such as, for example:

•	a person subject to the alternative minimum tax;

•	banks, insurance companies, or other financial institutions;

•	tax-exempt organizations;

•	dealers in securities;

•	certain former citizens and former long-term residents of the U.S.;

•	traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings;

•	brokers;

•	regulated investment companies;

•	real estate investment trusts;

•	Non-U.S. Holders (as defined below) subject to special rules under the Code, including “controlled foreign corporations” and “passive foreign investment companies”;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons that will hold the notes as a position in a straddle, conversion transaction or other risk-reduction transaction;

•	persons deemed to sell the notes under the constructive sale provisions of the Code;

•	persons required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the notes to their financial statements under section 451 of the Code; or

•	partnerships or other pass-through entities or investors therein.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner of notes that is a partnership and partners in such a partnership should consult their own tax advisors.

This summary of U.S. federal income tax considerations is for general information only and is not tax advice. You are urged to consult your tax advisor with respect to the application of U.S. federal income tax laws to your particular situation as well as any tax consequences arising under other U.S. federal tax rules (such as estate or gift tax laws) or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Qualified Reopening

For U.S. federal income tax purposes, the notes offered hereby are expected to be treated as issued in a “qualified reopening” of the original 5.000% notes. For U.S. federal income tax purposes, debt instruments issued in a qualified reopening are deemed to be part of the same issue as the original debt instruments. Under the treatment described in this paragraph, the notes will have the same issue date, the same issue price and the same adjusted issue price as the original 5.000% notes for U.S. federal income tax purposes. The original 5.000% notes had an issue price equal to 99.712% of the stated principal amount. This discussion assumes that the notes offered hereby are issued in a qualified reopening.

Certain Additional Payments

Upon the occurrence of a Change of Control Triggering Event, we may be required to make payments on the notes in excess of stated principal and interest as described under “Description of Notes—Change of Control Triggering Event.” The obligation to make these payments may implicate the provisions of the Treasury Regulations relating to contingent payment debt instruments. Under the applicable Treasury Regulations, however, for purposes of determining whether a debt instrument is a contingent payment debt instrument, remote or incidental contingencies (determined as of the date an instrument is issued) are ignored. We believe the possibility of making additional payments on the notes is remote and/or incidental. Therefore, we intend to take the position that the possibility of these payments does not result in the notes being treated as contingent payment debt instruments under the applicable Treasury Regulations. Our position that the notes are not contingent payment debt instruments is binding on you unless you explicitly disclose to the Internal Revenue Service (“IRS”) on your tax return for the year in which you acquire the notes that you are taking a contrary position. However, our position is not binding on the IRS. If the IRS takes a contrary position, you may be required to accrue interest income based upon a “comparable yield” (as defined in the Treasury Regulations) determined at the time of issuance of the notes (which is not expected to differ significantly from the actual yield on the notes), with adjustments to your accruals when any contingent payments are made that differ from the payments based on the comparable yield. In addition, any income on the sale, exchange, retirement or other taxable disposition (a “disposition”) of the notes would be treated as ordinary income rather than as capital gain. You should consult your tax advisor regarding the tax consequences if the notes are treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.

Consequences to U.S. Holders

The following is a summary of the general U.S. federal income tax consequences that will apply to you if you are a “U.S. Holder.” Certain consequences to “Non-U.S. Holders” are described under “—Consequences to Non-U.S. Holders,” below. “U.S. Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or any political subdivision of the U.S.;

•	an estate the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust, if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons (as defined in the Code) has the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Payments of Interest

Subject to the discussion on amortizable bond premium below, stated interest on the notes generally will be taxable to you as ordinary income at the time it is paid or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

Pre-Reopening Accrued Interest

The initial offering price for the notes will include amounts attributable to interest accrued from February 1, 2025, which we call “pre-reopening accrued interest.” Pre-reopening accrued interest will be included in the accrued interest to be paid on the notes on the first interest payment date after the issuance of the notes. In accordance with applicable Treasury Regulations, for U.S. federal income tax purposes, we will treat the notes as having been purchased for a price that does not include any pre-reopening accrued interest. We intend to treat the portion of the first stated interest payment equal to the pre-reopening accrued interest as a nontaxable return of such pre-reopening accrued interest and, accordingly, it generally will not be includable in income. You should consult your own tax advisers regarding the tax treatment of pre-reopening accrued interest.

Amortizable Bond Premium

If you purchase the notes at a cost (excluding any amount attributable to pre-reopening accrued interest) greater than the principal amount of the notes, you will be considered to have purchased those notes at a premium, and generally may elect to amortize the premium (as an offset to interest income), using a constant yield method, over the remaining term of those notes. However, because we may redeem the notes prior to maturity at a premium, special rules apply that may reduce, eliminate or defer the amount of premium that a U.S. Holder may amortize with respect to the notes. If you make the election to amortize premium, it generally will apply to all taxable debt instruments that you hold during the taxable year for which the election is made, as well as any taxable debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the IRS. If you elect to amortize the premium, you will be required to reduce your tax basis in the notes by the amount of the premium amortized during their holding period. If you do not elect to amortize premium, the amount of premium will be included in your tax basis in the notes. Therefore, if you do not elect to amortize premium and hold the notes to maturity, you will generally be required to treat the premium as capital loss when the notes mature.

Dispositions of Notes

Upon a sale, exchange, redemption, retirement or other taxable disposition of a note, you will recognize taxable gain or loss equal to the difference, if any, between the amount realized on such disposition (except to the extent any amount realized is attributable to accrued but unpaid stated interest, including pre-reopening accrued interest, which will be taxed as ordinary income to the extent not previously included in income) and your adjusted tax basis in the note. Your adjusted tax basis in a note generally will equal the amount you paid for the note (less any pre-reopening accrued interest). Any gain or loss recognized on the disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, your holding period for the note is more than one year. Long-term capital gains of non-corporate taxpayers are generally eligible for preferential rates of taxation. The deductibility of capital losses is subject to certain limitations.

Medicare Tax

If you are an individual or estate, or a trust that does not fall into a special class of exempt trusts, you will be subject to a 3.8% Medicare tax on the lesser of (1) your “net investment income” for the relevant taxable year and (2) the excess of your modified gross income for the taxable year over a certain threshold. Your net investment income will generally include your gross interest income and your net gains from the disposition of the notes, unless the interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities).

If you are an individual, estate, or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to certain payments of interest and the proceeds of certain sales or other dispositions of notes unless you are an exempt recipient (such as a corporation). Backup withholding (currently at a rate of 24%) may apply to any payments if you fail to provide your taxpayer identification number (“TIN”) or certification of exempt status, furnish an incorrect TIN, or have been notified by the IRS that payments to you are subject to backup withholding.

You should consult your tax advisors regarding your qualification for an exemption from backup withholding and the procedures for obtaining the exemption, if applicable. Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules will generally be allowed as a credit against your U.S. federal income tax liability and you may claim a refund provided that you furnish the required information to the IRS on a timely basis.

Consequences to Non-U.S. Holders

Non-U.S. Holders

The term “Non-U.S. Holder” means a beneficial owner of a note (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

As described above in “Consequences to U.S. Holders—Pre-Reopening Accrued Interest,” interest with respect to the notes is expected to include pre-reopening accrued interest. To the extent any interest on the notes is subject to U.S. federal withholding tax, as described below, based on applicable Treasury Regulations, the applicable withholding agent is likely to withhold on all payments of interest on such a note, including any payment of pre-reopening accrued interest. Non-U.S. Holders of the notes should consult their tax advisors regarding their ability to obtain a refund of any amounts withheld that are attributable to pre-reopening accrued interest.

Payments of Interest

Under U.S. federal income tax law, and subject to the discussions of backup withholding, FATCA and income effectively connected with a U.S. trade or business below, payments of interest made to you on the notes will not be subject to U.S. federal income or withholding tax under the “portfolio interest” exemption, provided that:

•	you do not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	you are not a controlled foreign corporation that is directly or indirectly related to us through stock ownership; and

•	you have certified your nonresident status as described below.

You can meet the certification requirement of the portfolio interest exemption by furnishing to the applicable withholding agent prior to the payment an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a U.S. person. If you hold the note through a financial institution or other agent acting on your behalf, you will be required to provide appropriate documentation to the agent. The agent will then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. Special rules apply to foreign partnerships, estates and trusts and other intermediaries, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

If you cannot satisfy the requirements described above for the portfolio interest exemption, payments of interest made to you on the notes will generally be subject to a 30% U.S. federal withholding tax, unless you provide the paying agent either with (1) a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or successor form), establishing an exemption from (or a reduction of) withholding under the benefits of an applicable tax treaty or (2) a properly executed IRS Form W-8ECI (or successor form) certifying that interest paid on the note is not subject to withholding of tax because the interest is effectively connected with your conduct of a trade or business in the U.S. (and, generally in the case of an applicable tax treaty, attributable to your permanent establishment or fixed base in the U.S.), as described below under “—Income or Gain Effectively Connected with a U.S. Trade or Business.”

Dispositions of Notes

Generally, subject to the discussions below concerning backup withholding and FATCA, no deduction for any U.S. federal withholding of tax will be made from any principal payments or from gain that you realize on the disposition of your note. In addition, you will not be subject to U.S. federal income tax on gain realized on the disposition of the note, unless: (1) that gain is effectively connected with the conduct of your trade or business in the U.S. (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base), or (2) you are an individual who is present in the U.S. for 183 days or more in the taxable year of that disposition, and certain other conditions are met. If you are described in clause (1), see “—Income or Gain Effectively Connected with a U.S. Trade or Business,” below. If you are described in clause (2), any gain realized from the disposition of the notes will be subject to U.S. federal income tax at a 30% rate (or lower applicable treaty rate), although the amount of gain subject to tax may be offset by certain losses.

Income or Gain Effectively Connected with a U.S. Trade or Business

If any interest on the notes or gain from the disposition of the notes is effectively connected with a U.S. trade or business conducted by you (and, generally in the case of an applicable tax treaty, attributable to your permanent establishment or fixed base in the U.S.), then such income or gain will generally be subject to U.S. federal income tax in the same manner as if you were a U.S. Holder, but will not be subject to the tax described above under “—Consequences to U.S. Holders; Medicare Tax” and will not be subject to the 30% withholding tax described above if certain certification requirements are satisfied. You can generally meet these certification requirements by providing a properly executed IRS Form W-8ECI or appropriate substitute form to us or our paying agent. If you are a corporation, the portion of your earnings and profits that is effectively connected with your U.S. trade or business (and, generally in the case of an applicable tax treaty, attributable to your permanent establishment or fixed base in the U.S.) may be subject to an additional “branch profits tax” at a 30% rate, although an applicable tax treaty may provide for a lower rate, provided certain certification requirements are met.

Backup Withholding and Information Reporting

Generally, information returns will be filed with the IRS in connection with payments of interest on the notes. Information reporting may be filed with the IRS in respect of proceeds from the disposition of the notes. You may be subject to backup withholding on these payments unless you comply with certain certification procedures to establish that you are not a U.S. person. The certification procedures required to claim an exemption from withholding tax on interest described above will generally satisfy the certification requirements necessary to avoid backup withholding as well.

Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules will generally be allowed as a credit against your U.S. federal income tax liability, and you may claim a refund, provided that you furnish the required information to the IRS on a timely basis.

FATCA

Pursuant to provisions commonly known as the Foreign Account Tax Compliance Act, or “FATCA,” unless an exemption applies, foreign financial institutions (which term includes most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles) and certain other foreign entities generally must comply with certain information reporting rules with respect to their U.S. account holders and investors or be subject to a 30% withholding tax with respect to any “withholdable payments.” For this purpose, withholdable payments generally include U.S.-source interest, even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because of the portfolio interest exemption). Under proposed Treasury Regulations, withholding under FATCA is not required with respect to gross proceeds from the sale or other disposition of the notes (including settlement of the notes at maturity). Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

We will not pay any additional amounts to you in respect of any amounts withheld pursuant to FATCA. Under certain circumstances, you might be eligible for refunds or credits of these amounts.

You are urged to consult with your own tax advisors regarding the effect, if any, of the FATCA provisions on your investment in the notes based on your particular circumstances.

You should consult your own tax advisor as to the particular tax consequences to you of purchasing, holding or disposing of notes, including the applicability and effect of any state, local or non-U.S. tax laws, and of any changes or proposed changes in applicable law.

UNDERWRITING

Subject to the terms and conditions in the underwriting agreement between us and BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named below, we have agreed to sell to each underwriter, and each underwriter has severally and not jointly agreed to purchase from us, the principal amount of the notes as set forth opposite the names of the underwriters below:

Underwriter	Principal Amount of Notes
BofA Securities, Inc.	$
J.P. Morgan Securities LLC
Citigroup Global Markets Inc.
Mizuho Securities USA LLC
Barclays Capital Inc.
Scotia Capital (USA) Inc.

Total	$

The underwriting agreement provides that the underwriters severally agree to purchase all of the notes if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to    % of the principal amount of the notes. In addition, the underwriters may allow, and those selected dealers may re-allow, a concession of up to    % of the principal amount of the notes to certain other dealers. After the initial offering of the notes, the underwriters may change the public offering price and any other selling terms of the notes. The underwriters may offer and sell notes through certain of their affiliates.

The following table shows the underwriting discount in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by Us
Per note		%
Total	$

In the underwriting agreement, we have agreed that:

•	we will pay our expenses related to the offering, which we estimate will be $ (excluding the underwriting discount); and

•

we will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of an officers’ certificate and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The notes represent a reopening of, have the same terms as and form part of a single series with the original 5.000% notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system.

The underwriters have advised us that they intend to maintain a market in the notes, but they are under no obligation to do so and may discontinue any market making in the notes at any time in their sole discretion. Accordingly, we cannot assure you that a liquid trading market will continue for the notes, that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

In connection with the offering of the notes, the underwriters may engage in over-allotment, stabilizing transactions and syndicate covering transactions. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the prices of the notes. Syndicate-covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate-covering transactions may cause the prices of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate-covering transactions, they may discontinue them at any time.

The underwriters expect to deliver the notes to purchasers on or about     , 2025, which will be the      business day following the pricing of the notes (such settlement cycle being herein referred to as “T +  ”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle T + , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the business day preceding the settlement date should consult their own advisor.

Other Relationships

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future, various financial advisory, commercial banking or investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In particular, certain of the underwriters and/or their affiliates are parties to and lenders under our term loan and revolving credit facilities. Our credit facilities were negotiated on an arms’ length basis and contain customary terms pursuant to which the lenders receive customary fees. Furthermore, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading price of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Other than the U.S., to the best of our knowledge, no action has been taken by us or the underwriters that would permit a public offering of the notes in any jurisdiction where action for that purpose is required. The notes may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering of the notes and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any notes offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Sales of notes in the U.S. by any underwriter that is not a broker-dealer registered with the SEC will be made only through one or more SEC-registered broker-dealers in compliance with applicable securities laws and the rules of FINRA.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the EEA. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)

a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes.

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.

Notice to Prospective Investors in China

This prospectus supplement and the accompanying prospectus may not be circulated or distributed in the People’s Republic of China (for such purposes, not including Hong Kong, Macau Special Administrative Region and Taiwan) (the “PRC”) and the notes (or beneficial interests therein) have not been and will not be offered, sold or delivered, directly or indirectly, in the PRC or to residents of the PRC, or offered, sold or delivered to any person for reoffering or resale, directly or indirectly, to any resident of the PRC except under the applicable laws and regulations of the PRC.

Notice to Prospective Investors in Hong Kong

The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap.571 of the Laws of Hong Kong) (the “SFO”) and any rules made under the SFO, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O.

No advertisement, invitation or document relating to the notes has been or will be issued, or has been or will be in the possession of any person for the purposes of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Notice to Prospective Investors in Japan

The notes offered by this prospectus supplement and the accompanying prospectus have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended (the “FIEA”)). The notes offered by this prospectus supplement and the accompanying prospectus have not been directly or indirectly offered or sold, and will not be directly or indirectly offered or sold in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Act No. 228 of 1949, as amended)), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore (“MAS”) under the Securities and Futures Act, Chapter 289 of Singapore (as modified or amended from time to time, the “Securities and Futures Act”). Accordingly, the notes have not been and will not be offered or sold or made the subject of an invitation for subscription or purchase, and this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale or invitation for subscription or purchase of the notes have not been and will not be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor (as defined in the Securities and Futures Act) pursuant to Section 274 of the Securities and Futures Act, (b) to a relevant person pursuant to Section 275(1) of the Securities and Futures Act or to any person pursuant to Section 275(1A) of the Securities and Futures Act, and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act, in each case subject to compliance with conditions set forth in the Securities and Futures Act.

Where the notes are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the Securities and Futures Act) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six (6) months after that corporation or that trust has acquired the notes pursuant to an offer under Section 275 of the Securities and Futures Act except: (i) to an institutional investor under Section 274 of the Securities and Futures Act or to a relevant person or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the Securities and Futures Act; or (ii) where no consideration is or will be given for the transfer; or (iii) where the transfer is by operation of law; or (iv) pursuant to Section 276(7) of the Securities and Futures Act; or (v) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

In connection with Section 309B of the Securities and Futures Act and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), the Company has determined, and hereby notifies all persons (including all relevant persons (as defined in Section 309A(1) of the SFA)), unless otherwise specified before an offer of the notes, that the notes are classified as “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in South Korea

The notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The notes have not been and will not be registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the notes may not be resold to Korean residents unless the purchaser of the notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the notes.

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement or accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement or accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the United Arab Emirates

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre or the Abu Dhabi Global Market) other than in compliance with the regulations of the Securities and Commodities Authority and the laws of the United Arab Emirates (and the Dubai International Financial Centre and the Abu Dhabi Global Market) governing the issue, offering and sale of securities. Further, neither this prospectus supplement nor the accompanying prospectus constitutes a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre or the Abu Dhabi Global Market) and neither is intended to be a public offer. Neither this prospectus supplement nor the accompanying prospectus has been approved by or filed with (and by receiving this prospectus supplement and the accompanying prospectus the person or entity to whom it has been issued understands, acknowledges and agrees that it has not been approved by or filed with) the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority of the Abu Dhabi Global Market, the Dubai Financial Services Authority or any other relevant licensing authorities in the United Arab Emirates.

Notice to Investors

Each purchaser and holder of the notes (or any interest therein) will be deemed to have represented by its purchase or holding of the notes that either (a) it is not, and its purchase and holding of the notes is not made on behalf of or with assets of, (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan, account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) an entity whose underlying assets include the assets of any such employee benefit plan, plan, account or arrangement or (iv) a governmental, church or non-U.S. plan that is subject to any state, local or other federal law or non-U.S. law that is substantially similar to the provisions of Title I of ERISA or Section 4975 of the Code (“Similar Law”), or (b) its purchase, holding and subsequent disposition of the notes will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

LEGAL MATTERS

The validity of the notes will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Certain legal matters with respect to the notes will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Eastman Chemical Company

Common Stock, Preferred Stock, Depositary Shares, Debt Securities,

Warrants, Stock Purchase Contracts, and Units

From time to time, we may offer common stock, preferred stock, depositary shares, debt securities, warrants, stock purchase contracts, or units consisting of a combination of any of these securities. The debt securities that we may offer may consist of debentures, notes, or other evidences of indebtedness in one or more series. The securities offered under this prospectus may be offered separately, together or in separate series and in amounts, at prices and on terms to be determined at the time of sale. Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement that will set forth the terms of that offering of securities. You should read this prospectus and the applicable prospectus supplement before deciding whether to invest in our securities.

Our common stock is traded on The New York Stock Exchange (the “NYSE”) under the symbol “EMN.” On June 7, 2024, the closing price of our common stock on the NYSE was $103.30 per share.

Investing in our securities involves risks. Before investing in our securities, you should carefully consider the risk factors referred to on page 4 of this prospectus and included in our other periodic reports, in prospectus supplements relating to specific offerings of securities and in other information that we subsequently file with the Securities and Exchange Commission (the “SEC”).

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 10, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a shelf registration process. This prospectus provides you with a general description of various securities we may offer and sell from time to time.

The securities offered under this prospectus may be offered separately, together or in separate series and in amounts, at prices and on terms to be determined at the time of sale. A prospectus supplement that will set forth the terms of the offering of any securities, including a description of the risks relating to that offering if those items are not described in this prospectus, will accompany this prospectus. The terms described in a prospectus supplement will include:

•	in the case of common stock, the offering price and number of shares;

•

in the case of preferred stock, with respect to the relevant class or series, the offering price, title, maximum number of shares, rate, if any (which may be fixed or variable), time of payment, and relative priority of any dividends, any terms for redemption at our option or the option of the holder, any terms for sinking fund payments, any terms for conversion or exchange into other securities, any voting rights, any restrictions on further issuances, any listing on a securities exchange and any other terms of the preferred stock;

•

in the case of depositary shares, the offering price, the number of fractional shares of preferred stock represented thereby, the depositary, the terms of the preferred stock and any other terms of the depositary shares;

•

in the case of debt securities, the title, aggregate principal amount, denominations (which may be in United States dollars, in any other currency or in composite currencies), seniority, maturity, rate, if any (which may be fixed or variable), the interest payment dates, whether the debt securities will be secured or unsecured, any terms for redemption at our option or the option of the holder, any terms for sinking fund payments, any terms for conversion or exchange into other securities, any listing on a securities exchange and the initial public offering price and any other terms in connection with the offering of such debt securities;

•

in the case of warrants, the offering price, designation and terms of the security purchasable upon exercise of the warrant (which may be a debt security or common or preferred stock), the exercise price, the amount of such underlying security that may be purchased upon exercise, exercisability and expiration dates, redemption provisions, if any, and any other terms of the warrants;

•

in the case of stock purchase contracts, the offering price, the party who is obligated to purchase common stock or preferred stock (which may be Eastman), the purchase price (which may be fixed or determined by formula), the purchase dates and any other terms of the stock purchase contracts; and

•	in the case of units, the offering price, the type and amount of securities sold as part of the unit, the terms of such securities and any other terms in connection with the offering of such units.

A prospectus supplement may also add, update or change information contained in or incorporated by reference into this prospectus. If there is any inconsistency between the information contained in or incorporated by reference into this prospectus and any accompanying prospectus supplement, you should rely on the information contained in or incorporated by reference into the prospectus supplement. You should read both this prospectus and the applicable prospectus supplement, together with additional information under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference,” before deciding whether to invest in any of the securities offered.

You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

We may sell securities to or through underwriters or dealers, and also may sell securities directly to other purchasers or through agents. To the extent not described in this prospectus, the names of any underwriters, dealers or agents employed by us in the sale of the securities covered by this prospectus, the principal amounts or number of shares or other securities, if any, to be purchased by such underwriters or dealers and the compensation, if any, of such underwriters, dealers or agents will be set forth in an accompanying prospectus supplement.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

The information contained in this prospectus or any applicable prospectus supplement is accurate as of the date on the front cover thereof. Information incorporated by reference into this prospectus or any applicable prospectus supplement is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement is accurate as of any other date.

References in this prospectus to the terms “we,” “our,” “us,” the “Company” or “Eastman” or other similar terms mean Eastman Chemical Company, including our subsidiaries, unless we state otherwise or the context indicates otherwise.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made or incorporated by reference in this prospectus are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act (Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities and Exchange Act of 1934, as amended). Forward-looking statements are all statements, other than statements of historical fact, that may be made by Eastman Chemical Company (“Eastman” or the “Company”) from time to time. In some cases, you can identify forward-looking statements by terminology such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “forecasts,” “will,” “would,” “could,” and similar expressions, or expressions of the negative of these terms. Forward-looking statements may relate to, among other things, such matters as planned and expected capacity increases and utilization; anticipated capital spending; expected depreciation and amortization; environmental matters (including potential risks associated with physical and transitional impacts of climate change and related voluntary and regulatory carbon requirements); exposure to and effects of hedging raw material and energy prices and costs and foreign currencies exchange and interest rates; disruption or interruption of operations and of raw material or energy supply (including as a result of cyber-attacks or other breaches of our information security systems); global and regional economic, political, and business conditions, including heightened inflation, capital market volatility, interest rate and currency fluctuations, and economic slowdown or recession; competition; growth opportunities; supply and demand, volume, price, cost, margin and sales; pending and future legal proceedings; earnings, cash flow, dividends, stock repurchases and other expected financial results, events, decisions, and conditions; expectations, strategies, and plans for individual assets and products, businesses, and operating segments, as well as for the whole of Eastman; cash sources and requirements and uses of available cash; financing plans and activities; pension expenses and funding; credit ratings; anticipated and other future restructuring, acquisition, divestiture, and consolidation activities; cost reduction and control efforts and targets; the timing and costs of, benefits from the integration of, and expected business and financial performance of acquired businesses as well as the subsequent impairment assessments of acquired long-lived assets; strategic, technology, and product innovation initiatives and development, production, commercialization and acceptance of new products, services and technologies and related costs; asset, business, and product portfolio changes; and expected tax rates and interest costs.

Forward-looking statements are based upon certain underlying assumptions as of the date such statements were made. Such assumptions are based upon internal estimates and other analyses of current market conditions and trends, management expectations, plans, and strategies, economic conditions, and other factors. Forward-looking statements and the assumptions underlying them are necessarily subject to risks and uncertainties inherent in projecting future conditions and results. Actual results could differ materially from expectations expressed in the forward-looking statements if one or more of the underlying assumptions and expectations proves to be inaccurate or is unrealized. The known material factors, risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements are identified and discussed under the heading “Risk Factors” in this prospectus and “Part I—Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated herein by reference, and any risk factors included or described in our other periodic reports, in prospectus supplements relating to specific offerings of securities and in other information that we may file with the SEC from time to time and which are incorporated by reference into this prospectus. Other factors, risks or uncertainties of which management is not aware, or presently deems immaterial, could also cause actual results to differ materially from those in the forward-looking statements.

We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus in the case of forward-looking statements contained in this prospectus, or the dates of any applicable prospectus supplement or any documents incorporated by reference in this prospectus in the case of forward-looking statements made in such prospectus supplement or incorporated documents. Except as may be required by law, we undertake no obligation to update or alter these forward-looking statements, whether as a result of new information, future events, or otherwise.

THE COMPANY

Eastman Chemical Company (“Eastman” or the “Company”) is a global specialty materials company that produces a broad range of products found in items people use every day. Eastman began business in 1920 for the purpose of producing chemicals for Eastman Kodak Company’s photographic business and became a public company, incorporated in Delaware, on December 31, 1993. Eastman has 36 manufacturing facilities and has equity interests in two manufacturing joint ventures in 12 countries that supply products to customers throughout the world. The Company’s headquarters and largest manufacturing facility are located in Kingsport, Tennessee. With a robust portfolio of specialty businesses, Eastman works with customers to deliver innovative products and solutions with commitment to safety and sustainability.

Eastman uses an innovation-driven growth model which consists of leveraging world class scalable technology platforms, delivering differentiated application development capabilities, and relentlessly engaging the market. The Company’s world class technology platforms form the foundation of sustainable growth by differentiated products through significant scale advantages in research and development and global market access. Eastman’s businesses are managed and reported in four operating segments: Advanced Materials, Additives & Functional Products, Chemical Intermediates, and Fibers.

Eastman’s principal executive offices are located at 200 South Wilcox Drive, Kingsport, Tennessee 37660, and our phone number at that address is (423) 229-2000.

RISK FACTORS

Before you invest in any of our securities, in addition to the other information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement, you should carefully consider the risk factors under the heading “Part I—Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated herein by reference. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in other periodic reports or information that we file with the SEC, which will be subsequently incorporated herein by reference; by any prospectus supplement to this prospectus; or by a post-effective amendment to the registration statement of which this prospectus is a part. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. See “Where You Can Find More Information,” “Incorporation of Documents By Reference” and “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise indicated in the accompanying prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, which may include additions to working capital, refinancing existing indebtedness, capital expenditures and possible acquisitions. We have not allocated a specific portion of the net proceeds for any particular use at this time. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to such securities.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is only a summary of the general terms and provisions of capital stock that we may offer and sell. The applicable prospectus supplement and applicable agreements relating to any particular capital stock offered and sold will describe the specific terms of such capital stock. The summaries and descriptions below do not purport to be complete statements of the relevant provisions of our amended and restated certificate of incorporation and our amended and restated bylaws. The summaries and descriptions are qualified in their entirety by reference to our amended and restated certificate of incorporation and our amended and restated bylaws, which you must read for the actual terms of our capital stock. These documents are filed as exhibits to the registration statement of which this prospectus is a part.

Authorized Capital Stock

We are authorized to issue up to 400,000,000 shares of capital stock, of which 50,000,000 may be shares of preferred stock, par value $0.01 per share, and 350,000,000 may be shares of common stock, par value $0.01 per share. As of March 31, 2024, 117,649,499 shares of our common stock were issued and outstanding. As of the date of this prospectus, no class or series of preferred stock has been established, and no shares of preferred stock have been issued or are outstanding.

Common Stock

Voting Rights

Holders of our common stock are entitled to one vote for each share on all matters voted on by our stockholders. Holders of our common stock do not have cumulative voting rights in the election of directors. Holders of our common stock do not have any preemptive right to subscribe for or purchase any of our securities of any class or kind.

Subscription, Redemption or Conversion Privileges

Holders of our common stock do not have any subscription, redemption or conversion privileges.

Dividends

Subject to the preferences or other rights of any preferred stock that may be issued from time to time, holders of our common stock are entitled to participate ratably in dividends on our common stock as declared by our Board of Directors.

Liquidation Rights

Holders of our common stock are entitled to share ratably in all assets available for distribution to stockholders in the event of our liquidation or dissolution, subject to distribution of the preferential amount, if any, to be distributed to holders of our preferred stock.

Preferred Stock

Subject to limitations prescribed by law, our Board of Directors is authorized to determine the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions and other terms of any class or series of preferred stock. Issuances of preferred stock would be subject to the applicable rules of the New York Stock Exchange or other organizations on whose systems our stock may then be quoted or listed. Depending upon the terms of preferred stock established by our Board of Directors, any or all classes or series of preferred stock may have preference over the common stock with respect to dividends and other distributions and upon our liquidation. Issuance of any such shares with voting powers would dilute the voting power of the outstanding common stock. Except as otherwise provided in an applicable prospectus supplement, holders of our preferred stock will not have any preemptive right to subscribe for or purchase any of our securities of any class or kind.

A prospectus supplement relating to a certain class or series of our preferred stock will describe the material terms of that class or series of our preferred stock including, without limitation:

•	the designation of such class or series and the number of shares offered;

•	the initial public offering price at which the shares will be issued;

•	the dividend rate of that class or series, the conditions and dates upon which those dividends will be payable, and whether those dividends will be cumulative or noncumulative;

•	the relative ranking and preferences of that class or series as to dividend rights and rights upon any liquidation, dissolution or winding up of our affairs;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights of the holder or us;

•	any voting rights;

•	any listing of that class or series on any securities exchange; and

•	any other terms of that class or series.

Certain Provisions Affecting Control of the Company

General

Certain provisions of our amended and restated certificate of incorporation, our amended and restated bylaws and the Delaware General Corporation Law (the “DGCL”) described in this section may delay or make more difficult acquisitions or changes of control of Eastman not approved by our Board of Directors. These provisions could have the effect of discouraging third parties from making proposals involving an acquisition or change of control of Eastman, although these kinds of proposals, if made, might be considered desirable by a majority of our stockholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our Board of Directors.

Number of Directors; Removal; Vacancies

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that the number of directors will be determined from time to time exclusively by a vote of a majority of our Board of Directors then in office. Our amended and restated certificate of incorporation also provides that our Board of Directors has the exclusive right to fill vacancies, including vacancies created by expansion of our Board of Directors. This provision could have the effect of discouraging a potential acquiror from attempting to obtain control of Eastman. Our amended and restated certificate of incorporation further provides that directors may be removed with or without cause by the affirmative vote of the holders of a majority of the voting power of all of the shares of our capital stock then entitled to vote generally in the election of directors. This provision, in conjunction with the provision authorizing our Board of Directors to fill vacant directorships, could prevent stockholders from removing certain incumbent directors and filling the resulting vacancies with their own nominees.

Election of Directors

Our amended and restated bylaws provide that directors are elected by the affirmative vote of a majority of the votes cast by stockholders, except as otherwise required by the DGCL or as provided for in our amended and restated certificate of incorporation and our amended and restated bylaws. All directors are elected at each annual meeting of stockholders for terms expiring at the next annual meeting of stockholders and until such director’s successor shall be elected and qualified.

No Stockholder Action by Written Consent; Special Meetings

Our amended and restated certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our amended and restated certificate of incorporation also provides that special meetings of the stockholders may be called only by our Board of Directors (i) pursuant to a resolution adopted by a majority of the members of our Board of Directors then in office, or (ii) upon the written request of the holders of at least 25% of our outstanding voting stock in accordance with the requirements set forth in our amended and restated bylaws. These provisions could delay a stockholder vote on certain matters, such as proposed business combinations or removal of directors, and could have the effect of discouraging a potential acquiror from making a tender offer for our securities.

Advance Notice for Stockholder Proposals and Director Nominations; Proxy Access

Our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before a meeting of stockholders and for nominations by our stockholders of candidates for election as directors at an annual meeting or a special meeting at which directors are to be elected. As described more fully in our amended and restated bylaws, only such business may be conducted at a meeting of stockholders as has been brought before the meeting by, or at the direction of, our Board of Directors, or by a stockholder who has given to the Company’s Corporate Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. The presiding officer at a meeting of stockholders has the authority to make these determinations. Only persons who are nominated by, or at the direction of, our Board of Directors, or who are nominated by a stockholder who has given timely written notice, in proper form, to the Company’s Corporate Secretary prior to a meeting at which directors are to be elected will be eligible for election as our directors. In addition to the director nomination process described above, our amended and restated bylaws permit one or more stockholders, who have owned continuously at least 3% of the voting power entitled to vote generally in the election of directors for at least three years, up to and including the date of the applicable annual meeting of stockholders, to include up to a specified number of director nominees in our proxy materials for an annual meeting of stockholders. The maximum number of stockholder nominees permitted under the proxy access provisions of our amended and restated bylaws is 20% of the number of directors in office as of the last day on which a notice of proxy access nomination may be delivered. Stockholders must give timely written notice to the Company’s Corporate Secretary, in proper form, to include director nominees in our proxy materials for an annual meeting of stockholders. With the exception of proxy access, these provisions could make it more difficult for stockholders to raise matters affecting control of Eastman, including tender offers for our securities, business combinations or the election or removal of directors, for a stockholder vote.

Amendment of the Certificate of Incorporation

Any proposal to amend, alter, change or repeal any provision of our amended and restated certificate of incorporation requires approval by both a majority of the members of our Board of Directors then in office and a majority of the voting power of all of the shares of our capital stock entitled to vote generally in the election of directors. This provision, which is the minimum approval required under the DGCL, could make it more difficult for stockholders to amend, alter, change or repeal any provision of our amended and restated certificate of incorporation, including a provision affecting control of Eastman.

Preferred Stock and Additional Common Stock

Under our amended and restated certificate of incorporation, our Board of Directors has the authority to provide by board resolution for the issuance of shares of one or more classes or series of preferred stock. Our Board of

Directors is authorized to fix by resolution the terms and conditions of each such other class or series. The authorized shares of our preferred stock, as well as authorized but unissued shares of our common stock, are available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of the NYSE or any other stock exchange on which any class or series of our stock may then be listed. These provisions give our Board of Directors the power to approve the issuance of a class or series of our preferred stock, or additional shares of our common stock, that could, depending on the terms of the stock, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. For example, the issuance of new shares might impede a business combination if the terms of those shares include voting rights which would enable a holder to block business combinations; alternatively, the issuance of new shares might facilitate a business combination if those shares have general voting rights sufficient to cause an applicable percentage vote requirement to be satisfied.

Constituency or Stakeholder Provision

In determining what is in our best interests and the best interests of our stockholders, our amended and restated certificate of incorporation authorizes our Board of Directors in its discretion to consider, in addition to the long-term and short-term interests of the stockholders, the social and economic effects of the matter being considered on employees, customers, creditors and communities in which we operate. Further, in evaluating a potential business combination, our Board of Directors may also consider such matters as the business and financial condition of the acquiror, the competence, experience and integrity of the acquiror’s management, and prospects for successful conclusion of the business combination. This provision gives our Board of Directors the authority to take into account factors other than the financial interests of the stockholders and could result in the rejection of a business combination or tender offer for our securities even if proposed at a price exceeding market value.

Delaware Business Combination Statute

Section 203 of the DGCL provides that, subject to specified exceptions, an “interested stockholder” of a Delaware corporation may not engage in any business combination with the corporation for a three-year period following the time that such stockholder becomes an “interested stockholder” unless:

•	prior to that time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an “interested stockholder;”

•

upon consummation of the transaction that resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the “interested stockholder”) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to that time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the “interested stockholder.”

Except as otherwise specified in Section 203 of the DGCL, an “interested stockholder” is defined to include (i) any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant time and (ii) the affiliates and associates of any such person. A “business combination” includes any of the following: mergers, asset sales or other transactions resulting in a financial benefit to the stockholder.

Under certain circumstances, Section 203 of the DGCL makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed under Section 203 of the DGCL. Our amended and restated certificate of incorporation does not exclude us from the restrictions imposed under Section 203 of the DGCL. The provisions of Section 203 of the DGCL may encourage companies interested in acquiring us to negotiate in advance with our Board of Directors, since the stockholder approval requirement would be avoided if a majority of the directors then in office approved either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions may discourage or make more difficult an attempt by a stockholder or other entity to acquire control of Eastman. These provisions also may have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

Equiniti Trust Company, LLC is the transfer agent and registrar for our common stock.

Stock Exchange Listing

Our shares of common stock are listed on NYSE, and trade under the symbol “EMN.”

DESCRIPTION OF DEBT SECURITIES

This section summarizes the general terms and provisions of debt securities that we may offer and sell. The applicable prospectus supplement and applicable indenture relating to any particular debt securities offered and sold will describe the specific terms of such debt securities. Any debt securities offered by this prospectus will be issued under an indenture, dated as of June 5, 2012, between Eastman Chemical Company and Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as trustee (the “indenture”).

References in this section of the prospectus to “we,” “our,” “us,” the “Company” or “Eastman” or other similar terms mean Eastman Chemical Company only, excluding our subsidiaries.

Certain provisions of the indenture have been summarized below. These summaries are not complete and are subject, and qualified in their entirety by reference, to all the provisions of the indenture, including the definitions of certain terms. Investors should read the indenture because it will define your rights as a holder of debt securities.

General

The indenture provides that debt securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. Such debt securities may have such terms and provisions which are not inconsistent with the indenture, including as to maturity, principal and interest, as we may determine.

The prospectus supplement relating to any offered debt securities will describe the following terms:

•	the title of the offered debt securities of the series;

•	any limit on the aggregate principal amount of the offered debt securities of the series;

•	the date or dates on which the principal of the offered debt securities of the series will be payable;

•

the rate or rates, or the method of determination with respect to the rate or rates, at which the offered debt securities of the series will bear interest, if any, the date or dates from which such interest will accrue, the interest payment dates on which any such interest will be payable and the record date for the determination of holders to whom interest will be payable;

•	the place or places where the principal of, premium, if any, and interest on the offered debt securities of the series will be payable;

•	the currency in which the offered debt securities of the series will be denominated;

•	the currency or currencies in which payment on the offered debt securities of the series will be payable, if other than the currency in which the offered debt securities of the series is denominated;

•

the right, if any, of the Company to redeem, purchase or repay the offered debt securities of the series and the price or prices at which, the period or periods within which and the terms and condition on which the offered debt securities of the series may be redeemed, in whole or in part, at our option, pursuant to any sinking fund or otherwise;

•

the obligation, if any, of the Company to redeem, repurchase or repay the offered debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder and the price or prices at which or process by which and the period or periods within which and the terms and conditions on which the offered debt securities of the series will be redeemed, repurchased or repaid, in whole or in part, pursuant to such obligation;

•	the denominations in which the offered debt securities of the series will be issuable;

•

if other than the entire principal amount of the offered debt securities of the series, the portion of the principal amount of the offered debt securities of the series which will be payable upon declaration of acceleration of the maturity;

•

if the principal of, premium, if any, or interest on any offered debt securities of the series is to be payable, at our election or a holder’s, in a coin or currency other than the currency in which the offered debt securities of the series is denominated, the period or periods within which, and the terms and conditions on which, such election may be made;

•

if the amount of payments of principal of, premium, if any, or interest on the offered debt securities of the series may be determined with reference to an index based on a coin or currency other than the currency in which the offered debt securities of the series is denominated, the manner in which such amounts will be determined;

•	any additions to or changes in the Events of Default (as defined in the indenture) with respect to the offered debt securities of the series;

•

if other than the rate of interest stated in the title of the offered debt securities of the series, the applicable rate at which the offered debt securities of the series will bear interest as designated by the Company;

•	in the case of any series of non-interest bearing offered debt securities, the applicable dates for purposes of furnishing securityholder lists in accordance with the indenture;

•	if other than Wells Fargo Bank, National Association is to act as trustee for the offered debt securities of the series, the name and corporate trust office of such trustee;

•

if either or both of the provisions related to Legal Defeasance or Covenant Defeasance (each as defined in the indenture) will be altered or will not apply to any offered debt securities of the series;

•

if the offered debt securities of the series will be issuable in whole or in part in the form of a global security, as described under “—Book-Entry System,” and, in such case, the name of the respective depositaries with respect to the offered debt securities, the form of any legend or legends which will be borne by any such global security in addition to or in lieu of those set forth in the indenture and any circumstances under which the global security may be exchanged or transferred in whole or in part for debt securities in definitive form;

•	whether the offered debt securities of the series will be secured and, if so, the provisions related to such security;

•

whether the offered debt securities of the series will be convertible into or exchangeable for shares of common stock or other securities, and if so, the provisions related to the convertibility or exchangeability;

•	whether the offered debt securities of the series will be senior securities or subordinated securities and, if subordinated securities, the provisions related to such subordination;

•

any additions or changes to the covenants set forth in the indenture which will apply to the offered debt securities of the series and, if applicable, whether any such covenant will not be subject to defeasance under the indenture;

•	any additions or changes to the consent and supplemental indenture provisions which will apply to the offered debt securities of the series;

•	any depositaries, interest rate calculation agents or other agents with respect to the offered debt securities of the series if other than those appointed under the indenture; and

•	any other terms of the offered debt securities of the series.

The debt securities may be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such original issue discount securities will be described in the applicable prospectus supplement.

Form, Exchange and Transfer

The debt securities of each series will be issued in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. At the option of the holder, subject to the terms of the indenture, debt securities of any series may be exchanged for a like aggregate principal amount of debt securities of the same series of other authorized denominations. Subject to the terms of the indenture and the limits applicable to global securities, debt securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the security registrar or at the office of any transfer agent we designate for such purpose. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. We have appointed the trustee as security registrar. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

The Company shall not be required to issue, exchange or register a transfer of (i) any debt security of such series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt security that may be selected for redemption and ending at the close of business on the day of such mailing, provided, however, that the trustee will have no duty or responsibility with respect to issuing, exchanging or registering a transfer during such period unless and until it shall have received written notice setting forth the date which starts such 15 day period; or (ii) any debt security selected, called or being called for redemption in whole or in part except, in the case of any debt security to be redeemed in part, the portion thereof not so to be redeemed.

Notices

Notices to holders will be given by first-class mail, postage prepaid, or by overnight air courier guaranteeing next-day delivery to the addresses of such holders as they may appear in the security register.

Holders

We, the trustee and any agent of ours or of the trustee may treat the person in whose name a debt security is registered as the absolute owner of such security (whether or not such debt security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

The indenture is and any debt securities issued thereunder will be governed by, and construed in accordance with, the law of the State of New York.

Book-Entry System

We will issue each debt security in book-entry form only. Each debt security issued in book-entry form will be represented by one or more global securities that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. The depositary holds the debt securities on behalf of other financial institutions that participate in the depositary’s book-entry system; these participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers. Under the indenture, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities. As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

The Depository Trust Company (“DTC”) will act as the depositary for the debt securities. The debt securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the post-trade settlement among DTC participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of securities certificates. DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations, and certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. The rules applicable to DTC and DTC participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of debt securities within the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of debt securities, or the beneficial owner, is in turn to be recorded on the DTC participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings from the DTC participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities will be effected only through entries made on the books of DTC participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the debt securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

In instances in which a vote is required, generally, neither DTC nor Cede & Co. will itself consent or vote with respect to the securities. Under its usual procedures DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, distributions and payments on the debt securities will be made to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We do not have any responsibility or liability for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security (or one or more predecessor debt securities) is registered at the close of business on the record date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of, premium, if any, and interest on the debt securities of a particular series will be payable at the office of such paying agent or agents as we may designate for such purpose from time to time, except that at our option payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the trustee in the city of New York will be designated as our sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

Subject to any applicable abandoned property law, all moneys paid by us to a paying agent for the payment of the principal of, premium, if any, or interest on any debt security which remain unclaimed at the end of two years after such principal, premium, if any, or interest has become due and payable will be repaid to us at our request, and the holder thereafter may look only to us for payment of any principal, premium or interest as unsecured general creditors.

Events of Default

With respect to the debt securities of any series, each of the following will be an Event of Default under the indenture:

•	failure to pay principal of, or premium, if any, on any debt securities of such series when due;

•	failure to pay any interest on any debt securities of such series when due, continued for 30 days;

•

failure to perform any other covenant in the indenture, continued for 90 days after written notice has been given by the trustee, or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series, as provided in the indenture; and

•	certain events in bankruptcy, insolvency or reorganization.

If an Event of Default (other than an Event of Default described in the last bullet point above) with respect to the debt securities of any series at the time outstanding shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series by notice as provided in the indenture, may declare the principal amount of the debt securities of such series, and the interest accrued thereon, if any, to be due and payable immediately. If an Event of Default described in the last bullet point above with respect to the debt securities of such series at the time outstanding shall occur and is continuing, the principal amount of all the debt securities of such series, and the interest accrued thereon, if any, will automatically, and without any action by the trustee or any holder, become immediately due and payable, without any declaration or other act by the trustee or any holder. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of all of the debt securities of each applicable series then outstanding affected thereby (treated as a single class) may, under certain circumstances, waive all defaults related to such series of debt securities (or with respect to all of the debt securities, as the case may be) and rescind and annul such acceleration and its consequences if the Company has paid or deposited with the trustee a sum sufficient to pay matured interest, principal due otherwise than by acceleration, overdue interest and certain other payments in accordance with the indenture, and all Events of Default in respect of such series of debt securities, other than the non-payment of accelerated principal have been cured or waived as provided in the indenture. For information as to waiver of defaults, see “—Modification and Waiver.”

Subject to the provisions of the indenture relating to the duties of the trustee if an Event of Default occurs and is continuing, the trustee shall be under no obligation to exercise any of its rights and powers under the indenture at the request of any of the holders, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against the cost, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right, in accordance with applicable law and the provisions of the indenture, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any action or proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such holder has previously given to the trustee written notice of a continuing Event of Default with respect to the debt securities of such series, (ii) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series have made written request, and such holder or holders have offered reasonable indemnity, to the trustee to institute such proceeding as trustee and (iii) the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a holder of any debt security for the enforcement of payment of the principal of, any premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

We will be required to furnish to the trustee annually a statement by certain of our officers as to whether or not we, to the officers’ knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults.

Modification and Waiver

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of the debt securities to:

•	cure any ambiguity or correct any inconsistency in the indenture or any supplement thereto;

•	secure the debt securities of any series;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of all or any series of debt securities;

•	provide for the issuance of, and terms of, new debt securities of any series as permitted under the indenture;

•	provide for uncertificated debt securities or to comply with the provisions of any clearing system or requirements of the trustee relating to transfers or exchanges of the debt securities;

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

•	evidence and provide for the acceptance of appointment by a successor trustee;

•

in the case of subordinated debt securities, make any change relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness, provided that such change is made in accordance with the provisions of such senior debt securities;

•	add any guarantees with respect to the debt securities of any series; and

•

make any change that we may deem necessary or desirable, provided that such provisions do not materially adversely affect the legal rights of any holder of the debt securities of the applicable series.

The indenture provides that modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of all of the debt securities of each applicable series then outstanding affected by such modification or amendment (treated as a single class); provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected by the modification or amendment:

•	change the stated maturity of the principal of any debt security;

•	reduce the principal amount or premium, if any, on any debt security;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, premium, if any, or interest is payable;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due;

•	reduce the percentage in principal amount of debt securities of any series outstanding whose consent is required for any modification of the indenture; or

•	modify such amendment provisions, subject to certain exceptions.

The holders of not less than a majority in aggregate principal amount of all of the debt securities of each applicable series outstanding affected thereby (treated as a single class), by written notice to the trustee, may on behalf of the holders of all debt securities waive compliance by us with certain restrictive provisions of the indenture with respect to such series. The holders of a majority in aggregate principal amount of all of the debt securities of each applicable series outstanding affected thereby (treated as a single class) may on behalf of the holders of all debt securities waive any past default under the indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security of each series affected.

With respect to any series of debt securities, the consent or waiver, as the case may be, of holders of debt securities of such series required or permitted under the indenture, as the case may be, if we so determine, may also be obtained from the holders of a majority in principal amount of the debt securities of that series.

The indenture provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities of any or all series have given any request, demand, authorization, direction, notice, consent, waiver or other action under the indenture as of any date, certain debt securities, including those for whose payment or redemption money has been deposited or set aside in trust for the holders and those that have been fully defeased pursuant to the indenture, which is described below in “—Discharge, Defeasance and Covenant Defeasance,” will not be deemed to be outstanding.

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give any request, demand, authorization, direction, notice, consent, waiver or other action under the indenture, in the manner and subject to the limitations provided in the indenture. If a record date is set for any action to be taken by holders, such action may be taken only by persons who are holders of outstanding debt securities of any series on the record date.

Discharge, Defeasance and Covenant Defeasance

The indenture provides that we may elect either:

•	to defease and be discharged from any and all obligations with respect to all or any series of debt securities with certain limited exceptions described below (referred to as “Legal Defeasance”); or

•

to be released from our obligations with respect to all or any series of debt securities under the restrictive covenants in the indenture and any related Events of Default (referred to as “Covenant Defeasance”).

In order to accomplish Legal Defeasance or Covenants Defeasance: (i) we must deposit with the trustee, in trust, cash in U.S. dollars and/or U.S. government obligations, in an amount sufficient to pay any installment of principal, premium, if any, and interest on the debt securities of such series on the applicable stated maturity or redemption date of the payments; (ii) we must deliver to the trustee an opinion of counsel (in the case of Legal Defeasance with respect to any series of debt securities, based on a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the indenture) to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance or Covenant Defeasance, as the case may be, and that such holders will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Legal Defeasance or Covenant Defeasance, as the case may be, with respect to such series of debt securities had not occurred; (iii) no default or Event of Default with respect to the debt securities of the applicable series will have happened or be continuing on the date of the deposit; and (iv) if certain other conditions are satisfied.

Obligations not discharged in a Legal Defeasance include those relating to (i) the rights of holders of the debt securities of such series to receive payments in respect of the principal of, premium, if any, and interest on such debt securities when such payments are due from the trust referred to above; (ii) our obligations with respect to the debt securities of such series concerning mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and money for security payments held in trust; and (iii) the rights, powers, trusts, duties and immunities of the trustee, and our obligations in connection therewith.

In addition, subject to certain limitations and exceptions, we may satisfy and discharge our obligations under the indenture with respect to any series of debt securities by (i) delivering to the trustee for cancellation all of the debt securities of any series outstanding under the indenture, or (ii) depositing with the trustee, in trust, no earlier than one year before the debt securities of such series become due and payable, whether at stated maturity, or any redemption date, or otherwise, cash and/or U.S. government obligations sufficient to pay all of the outstanding debt securities of that series and paying all other sums payable under the indenture by us.

DESCRIPTION OF OTHER SECURITIES

We will set forth in an applicable prospectus supplement a description of the material terms of any depositary shares representing fractional interests in shares of our preferred stock, warrants to purchase the securities described in this prospectus, stock purchase contracts or units consisting of any of our securities described in this prospectus that may be offered pursuant to this prospectus.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

A summary of any material United States federal income tax consequences to persons investing in the securities offered by this prospectus may be set forth in an applicable prospectus supplement. The summary will be presented for information purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. Prospective purchasers of securities are urged to consult their own tax advisors prior to any acquisition of securities.

PLAN OF DISTRIBUTION

We may sell the securities being offered by this prospectus through agents, underwriters and dealers, or through a combination of those means. Additionally, securities may be sold to other purchasers directly or through agents, or in another manner as described in the applicable prospectus supplement. The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Offers to purchase securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of any of the securities covered by this prospectus will be named, and any commissions payable by us to such agent set forth, in the applicable prospectus supplement. Agents may be entitled under agreements that may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, and such agents or their affiliates may be customers of, extend credit to or engage in transactions with, or perform services for, us in the ordinary course of business.

If any underwriters are utilized in the sale, securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. We will enter into an underwriting agreement with those underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the applicable prospectus supplement. The applicable prospectus supplement will be used by the underwriters to make resales of the securities covered by this prospectus to the public. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by us against certain liabilities, including liabilities under the Securities Act, and the underwriters or their affiliates may be customers of, extend credit to or engage in transactions with, or perform services for, us in the ordinary course of business.

If dealers are utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to such dealers, as principal. The dealers may then resell the securities to the public at varying prices to be determined by the dealers at the time of resale. Dealers may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, and those dealers or their affiliates may be customers of, extend credit to or engage in transactions with, or perform services for, us in the ordinary course of business.

We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the applicable prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

In connection with the sale of any of these securities, underwriters, dealers or agents may receive compensation from us or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of securities by them, may be deemed to be underwriting discounts and commissions under the Securities Act.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

VALIDITY OF SECURITIES

Except as may be set forth in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings, including the complete registration statement of which this prospectus is a part, are available at the Internet website maintained by the SEC at http://www.sec.gov. You may also access our SEC filings and obtain other information about Eastman through our website, http://www.eastman.com. The information contained in our website is not a part of, or incorporated by reference into, this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus, which means that we are able to disclose important information to you by referring you to another document filed separately with the SEC, but which is not presented in or delivered with this prospectus. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained in this prospectus or by information contained in documents filed with or furnished to the SEC after the date of this prospectus, including any prospectus supplement. You should rely only on the information contained in and incorporated by reference into this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different or additional information. This prospectus incorporates by reference the documents set forth below (File No. 001-12626) that have been previously filed with the SEC. These documents contain important information about us and our financial condition:

(1)

our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February  14, 2024 (including the portions of our Definitive Proxy Statement for our 2024 Annual Meeting of Stockholders filed with the SEC on March 21, 2024, and incorporated by reference therein);

(2)	our Quarterly Report on Form 10-Q filed with the SEC on April 26, 2024 for the quarter ended March 31, 2024;

(3)

our Current Reports on Form 8-K filed with the SEC on February  14, 2024, February  20, 2024, April 25, 2024, May  7, 2024 and May 31, 2024 (other than documents or portions of documents not deemed to be filed); and

(4)	the description of our capital stock in our Form 10/A, originally filed with the SEC on December 9, 1993 and subsequently amended.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus to the end of the offering of the securities (other than any portion of the respective filings furnished, rather than filed, under applicable SEC rules, such as under Item 2.02 or Item 7.01 of Form 8-K). This additional information is a part of this prospectus from the date of filing of those documents. The information contained in this prospectus should be read together with the information in the documents incorporated herein by reference.

You may obtain copies of any of these filings from Eastman as described below or through the SEC’s website as described above. Documents incorporated by reference are available without charge, excluding all exhibits, unless an exhibit has been specifically incorporated by reference into such documents, by requesting them in writing or by telephone. Any requests should be directed to:

Eastman Chemical Company

P.O. Box 431

Kingsport, Tennessee 37662

Attention: Investor Relations

Telephone: (423) 229-2000

$

Eastman Chemical Company

5.000% Notes due 2029

PROSPECTUS SUPPLEMENT

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